                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 09/30/00
                                                    DETERMINATION DATE: 10/11/00
                                                     DISTRIBUTION DATE: 10/16/00
                                                                               A

====================================================================================================================================
                                     Original        Beginning                              Current                      Ending
                      Certificate   Certificate     Certificate                             Realized      Total       Certificate
  Class        Cusip     Rate         Balance         Balance       Interest    Principal     Loss     Distribution     Balance
------------------------------------------------------------------------------------------------------------------------------------
   AH        60934YAP5 6.89125%   155,250,000.00   63,116,908.22   374,544.06  2,816,163.32   0.00     3,190,707.39  60,300,744.90
Factors per Thousand                                               2.41252213  18.13953832             20.55206046    388.41059514
------------------------------------------------------------------------------------------------------------------------------------
  MH-1       60934YAV2 7.17125%    16,750,000.00   16,750,000.00   103,435.32      0.00       0.00      103,435.32   16,750,000.00
Factors per Thousand                                               6.17524306   0.00000000              6.17524306   1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
  MH-2       60934YAW0 7.37125%    15,250,000.00   15,250,000.00   96,798.85       0.00       0.00      96,798.85    15,250,000.00
Factors per Thousand                                               6.34746528   0.00000000              6.34746528      1,000.00
------------------------------------------------------------------------------------------------------------------------------------
   BH        60934YAX8 8.47125%    12,750,000.00   12,750,000.00   93,007.27       0.00       0.00      93,007.27    12,750,000.00
Factors per Thousand                                               7.29468750   0.00000000              7.29468750      1,000.00
------------------------------------------------------------------------------------------------------------------------------------
  POOL                            200,000,000.00   107,866,908.22  667,785.49  2,816,163.32   0.00     3,483,948.82  105,050,744.90
 Totals                                                            6.19082817  26.10775975             32.29858791    525.25372448
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
    X           n/a    0.00000%        0.00             0.00          0.00         0.00       0.00         0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
 TOTALS                           200,000,000.00   107,866,908.22  667,785.49  2,816,163.32   0.00     3,483,948.82  105,050,744.90
====================================================================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 09/30/00
                                                    DETERMINATION DATE: 10/11/00
                                                     DISTRIBUTION DATE: 10/16/00
                                                                               A

=====================================================================================

                             Certificate Information



         Interest     Carry Forward   Applied Realized    Realized    Unpaid Realized
        Requirement       Amount         Loss Amount     Loss Amount    Loss Amount
 AH     374,544.06        0.00              0.00            0.00           0.00
MH-1    103,435.32        0.00              0.00            0.00           0.00
MH-2     96,798.85        0.00              0.00            0.00           0.00
 BH      93,007.27        0.00              0.00            0.00           0.00

=====================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 09/30/00
                                                    DETERMINATION DATE: 10/11/00
                                                     DISTRIBUTION DATE: 10/16/00
                                                                               A

===================================================================================================================================

     SCHEDULE OF REMITTANCE
Aggregate Amount Received           3,553,825.55      FEES
                                                      Contingency Fee                                               22,393.59
(Contingency Fee)                     (22,393.59)     Expense Account                                                1,797.78
(Escrow)                              (31,111.91)     FHA Premium Account                                            7,730.03
(Late Charges)                        (39,652.11)     Servicer Fee                                                  22,393.59
(Servicer Fee)                        (22,393.59)     Trust Administrator Fee                                        1,359.29
(Unreimbursed Monthly Advance)              0.00      FHA Custodian Fee                                                 46.87
Monthly Advance                        55,202.28      Reimbursable to the Servicer - FHA Account                     7,730.03
                                   -------------
                                      (60,348.92)

AVAILABLE REMITTANCE AMOUNT         3,493,476.63      PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
                                   =============
                                                         6/30/00               7/31/00              8/31/00
                                                         -------               -------              -------
                                                         12.984%               12.982%              12.977%



                                                 ---------------------------------------------------------------------------
     EXHIBIT L                                     DELINQUENT INFOR.      # LOANS          AMOUNT             PERCENTAGE
                                                 ---------------------------------------------------------------------------
                                                 Delinquent 1-29 Days       882         17,521,954.31           16.02%
---------------------------------------------    Delinquent 30-59 Days      160          3,309,257.89            3.03%
Outstanding Balance           109,363,236.90     Delinquent 60-89 Days       72          1,411,402.27            1.29%
---------------------------------------------    Delinquent 90 and over     156          3,065,294.26            2.80%
     # Accounts                        5,796     Loans in Foreclosure        19            378,376.89            0.35%
---------------------------------------------    REO Property                 2             39,734.86            0.04%
                                                                       -----------------------------------------------------
                                                 TOTALS                   1,291         25,726,020.48           23.52%
                                                 ---------------------------------------------------------------------------

===================================================================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 09/30/00
                                                    DETERMINATION DATE: 10/11/00
                                                     DISTRIBUTION DATE: 10/16/00
                                                                               A

====================================================================================================================================

           COLLATERAL INFORMATION
Accelerated Principal Distribution                    499,500.74  Payments And Reimbursements to the Servicers Pursuant to:
Adjusted Mortgage Interest Rate                          12.369%       SECTION 5.04 (b)                                         0.00
Aggregate Beginning Principal Balance of Loans    112,493,049.80       SECTION 5.04 (c)                                         0.00
Aggregate Ending Principal Balance of Loans       109,363,236.90       SECTION 5.04 (d)(ii)                                     0.00
Class X Remittance Amount Payable Pursuant to
  section 6.08(d)(z)(xix)                                   0.00       SECTION 5.04 (e)                                 1,544,449.25
Compensating Interest                                      58.79       SECTION 5.04 (f)(i)                                 44,787.18
Curtailments                                           86,897.47  Principal Prepayments (Number/Amount)          104    1,908,349.43
Excess and Monthly Payments                           233,810.02  Realized Losses (Current/Cumulative)    864,192.74   18,311,059.29
FHA Payments and Related Payments Received             38,308.74  Reserve Amount                                        1,544,449.25
FHA Claims Filed During the Due Period                110,098.86  Specified Subordinated Amount                        10,300,000.00
FHA Claims Paid during the Due Period                  38,308.74  Subordinated Amount                                   4,626,141.58
FHA Claims Denied by FHA During the Period                  0.00  WAC                                                        12.971%
FHA Claims Pending by FHA during the Period           702,471.89  WAM                                                         210.51
FHA Cumulative Claims Paid                          1,844,176.88  Weighted Average Adjusted Mortgage Loan Remittance Rate     7.217%
Interest Received                                   1,158,668.92
Libor                                                   6.62125%
Monthly Excess Spread Percentage                        100.000%
Net Funds Cap                                            12.451%
Supplemental Account Interest Payment For:
     Class AH                                               0.00
     Class MH-1                                             0.00
     Class MH-2                                             0.00
     Class BH                                               0.00


====================================================================================================================================

FIRST UNION NATIONAL BANK                                           ROB ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039